Exhibit 10-30

ENERGY EAST CORPORATION

ERISA EXCESS PLAN

(Effective January 1, 2005)

ENERGY EAST CORPORATION
ERISA EXCESS PLAN

ARTICLE I - INTRODUCTION		2
1.1.	Name	2
1.2.	Effective Date	2
1.3.	Purpose	2
ARTICLE II - DEFINITIONS		2
2.1.	Administrator	2
2.2.	Affililate	2
2.3.	Beneficiary	3
2.4.	Company	3
2.5.	Deferred Compensation Plan	3
2.6.	Disability	3
2.7.	Eligible Employee	3
2.8.	Key Employee	3
2.9.	Key Person	3
2.10.	Participant	4
2.11.	Participating Employer	4
2.12.	Pension Year	4
2.13.	Plan Year	4
2.14.	Plan	4
ARTICLE III - PARTICIPATION BY ELIGIBLE EMPLOYEES		5
ARTICLE IV - ERISA EXCESS BENEFIT		6
4.1.	Amount of Benefit	6
4.2.	Distribution of Benefit	6
4.3.	Actuarially Equivalent Lump Sum	7
4.4.	Death Benefits	7
ARTICLE V - FUNDING AND PARTICIPANT'S INTEREST		9
5.1.	Excess Plan Unfunded	9
5.2.	Participant's Interest in Plan	9
ARTICLE VI - ADMINISTRATION AND INTERPRETATION		10
6.1.	Administration	10
6.2.	Interpretation	10
6.3.	Records and Reports	11
6.4.	Payment of Expenses	11
6.5.	Indemnification for Liability	12
6.6.	Claims Procedure	12
6.7.	Review Procedure	12
6.8.	Incompetency of Participant or Beneficiary	12
ARTICLE VII - AMENDMENT AND TERMINATION		14
7.1.	Amendment and Termination	14
7.2.	Continuation	14
ARTICLE VIII - MISCELLANEOUS PROVISIONS		15
8.1.	Right of Employer to Take Employment Actions	15
8.2.	Alienation or Assignment of Benefits	15
8.3.	Right to Withhold	15
8.4.	Construction	15
8.5.	Headings	16
8.6.	Number and Gender	16
8.7.	Limitation of Liability	16

.

ENERGY EAST CORPORATION
ERISA EXCESS PLAN

(Effective January 1, 2005)

ARTICLE I
INTRODUCTION

                1.1. Name. The name of this Plan is the Energy East Corporation ERISA Excess Plan (the "Excess Plan").

                1.2. Effective Date. The effective date of this Excess Plan is January 1, 2005.

                1.3. Purpose. This ERISA Excess Plan is established and maintained effective January 1, 2005 by Energy East Corporation for the purposes of increasing retirement benefits beyond those currently provided by the tax qualified defined benefit plans sponsored or adopted by the Affiliates of the Company for non-union employees of participating Affiliates of the Company.

ARTICLE II
DEFINITIONS

                Whenever the following initially capitalized words and phrases are used in this Excess Plan, they shall have the meanings specified below unless the context clearly indicates to the contrary:

                2.1. "Administrator" shall mean the Management and Compensation Committee of the Board of Directors of the Company, and any successor thereto. In the absence of such committee, the Board of Directors of the Company shall be the Administrator.

                2.2. "Affiliate" means any of the subsidiaries or affiliates of the Company, whether or not such entities have adopted the Plan, and any other entity which is a member of a "controlled group of corporations", a "group under common control" or an "affiliated service group" all as determined under Section 414(b), (c), (m), or (o) of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder, of which the Company is the common parent.

                2.3. "Beneficiary" shall mean such person or legal entity as may be designated by a Participant under the appropriate Pension Plan to receive benefits hereunder after such Participant's death.

                2.4. "Company" shall mean Energy East Corporation ("Energy East").

                2.5. "Deferred Compensation Plan" shall mean the Energy East Deferred Compensation Plan effective January 1, 2004 and the Predecessor Plans (as such term is defined in such plan) including any subsequent amendments, restatements or successor plans thereto.

                2.6. "Disability" shall mean an Eligible Employee receiving payments from the Company's or Affiliate's long-term disability plan for at least three consecutive months.

                2.7. "Eligible Employee" shall mean an individual employed by a Participating Employer who is not included in a unit of employees covered by a collective bargaining agreement.

                2.8. "Key Employee" shall mean an employee defined as a key employee under Section 416(i) of the Code. In general, this includes an officer of the Company earning over $135,000 (as adjusted as provided in Section 416(i) of the Code), a 5% owner of the Company or a 1% owner of the Company earning over $150,000. Key Employees will be determined on December 31 of each year, based on compensation earned in the plan year ending on such December 31. An Employee classified as a Key Employee as of such December 31st shall be considered a Key Employee for the twelve month period beginning the following April 1st.

                2.9. "Key Person" are those individuals set forth in Appendix B.

                2.10. "Participant" shall mean an individual who is an Eligible Employee and who has not ceased participation in this Excess Plan in accordance with the terms of Article III hereof.

                2.11. "Participating Employer" shall mean an Affiliate of the Company that is listed in Appendix A.

                2.12. "Pension Plan" shall mean the tax qualified defined benefit pension plan sponsored or adopted by a Participating Employer that pays benefits to a Participant.

                2.13. "Plan Year" shall mean the calendar year.

                2.14. "Plan" shall mean this Energy East Corporation ERISA Excess Plan.

ARTICLE III
PARTICIPATION BY ELIGIBLE EMPLOYEES

                Participation in this Excess Plan is limited to Eligible Employees. A Participant who is not vested in accordance with the terms of the Pension Plan and who separates from service with all Participating Employers without a benefit under this Excess Plan will cease participation hereunder.

ARTICLE IV
ERISA EXCESS BENEFIT

                4.1. Amount of Benefit. The benefit payable at date of commencement to an Eligible Employee pursuant to this Article IV shall be calculated as the difference between (A) and (B) below:

                (A) The benefit payable at date of commencement as a straight life annuity specified by the appropriate Pension Plan (i) without regard to any limitations imposed on these pension benefits by any provision of the Internal Revenue Code of 1986, as amended, and the regulations thereunder, whether now existing or as may hereafter be adopted (including the limits on benefits and compensation) and (ii) by including as compensation for purposes of determining benefits under said Pension Plan ("Benefit Compensation") any amounts of the Participant's compensation that would constitute "Benefit Compensation" under said Pension Plan, and (iii) for Key Persons listed in Appendix B by defining "Benefit Compensation" for purposes of the Key Person's tax qualified plan earnings as base pay, plus any Annual Incentive Award paid to the Key Person in the applicable year (including Annual Incentive Awards paid prior to 2005).

                (B) The benefit payable at date of commencement as a straight life annuity under the Pension Plan.

                4.2. Distribution of Benefit. Upon separation from service, retirement or Disability, an Eligible Employee shall receive a benefit (as defined in Section 4.1) payable in the form of an Actuarially Equivalent Lump Sum (as defined in Section 4.3). Any portion of the Actuarially Equivalent Lump Sum benefit as determined under Article IV attributable to the eligibility, compensation and service of a Key Employee after December 31, 2004 will be delayed until the earlier of (i) the beginning of the seventh month following the month of the Participant's separation from service (due to termination of employment or retirement) or (ii) death. The payment to such Key Employee will be based on the Actuarially Equivalent Lump Sum determined as of the Key Employee's separation from service date (due to termination of employment or retirement) increased with interest to the date of distribution at the applicable 30-year Treasury rate used to calculate the Actuarially Equivalent Lump sum on the separation from service date.

                4.3. Actuarially Equivalent Lump Sum For participants with lump sum form of payment in the Pension Plan, the Actuarially Equivalent Lump Sum will be determined based upon the mortality table and annual rate of interest used to calculate lump sums in the Pension Plan. If no lump sum form of payment is available under the Pension Plan, the Actuarially Equivalent Lump Sum benefit will be determined based upon the mortality table prescribed by the Treasury pursuant to Section 417(e) of the Code and the annual rate of interest on 30-year Treasury securities as in effect on the last day of the year preceding the year of distribution.

                Participants who are not eligible for early retirement under the provisions of the Pension Plan at the date of distribution shall receive an Actuarially Equivalent Lump Sum assuming benefit commencement at age 65. Participants who are eligible for early retirement under the provisions of the Pension Plan at the date of distribution shall receive an Actuarially Equivalent Lump Sum assuming immediate benefit commencement. For this purpose, the immediate benefit will reflect the early retirement reductions applicable under the provisions of the Pension Plan based on the age of the Participant at the date of distribution.

                For participants in the pension equity plan formula of the Rochester Gas and Electric Corporation Retirement Plan, the Actuarially Equivalent Lump Sum will be equal to the Pension Equity Account determined in accordance with Section 4.1 above at the date of distribution.

                For participants who are eligible for cash balance benefits, the Actuarially Equivalent Lump Sum will be equal to the cash balance account determined in accordance with Section 4.1 above at the date of distribution.

                4.4 Death Benefits If an Eligible Employee dies prior to retirement and such Eligible Employee would have been entitled to payments pursuant to this Article IV, the Eligible Employee's Beneficiary shall be eligible to receive a survivor death benefit from the Plan. Such death benefit is determined using the same methodology as applied under the provisions of the applicable Pension Plan for a Beneficiary, calculated based on the benefit determined under Section 4.1 of the Plan, and shall be paid as an Actuarially Equivalent Lump Sum. The Actuarially Equivalent Lump Sum is the present value of such death benefit (as described in the previous sentence) payable to the Beneficiary assuming immediate commencement if the Beneficiary is eligible for immediate commencement of death benefits under the applicable Pension Plan and assuming commencement at participant's age 65 if the Beneficiary is not eligible for immediate commencement of death benefits under the applicable Pension Plan. The present value is to be determined using the assumptions defined under Section 4.3.

                The six-month payment delay for Key Employees will not apply to payments following the death of the Participant.

ARTICLE V
FUNDING AND PARTICIPANT'S INTEREST

                5.1. Excess Plan Unfunded. This Excess Plan shall be unfunded and no trust is created by this Excess Plan. There will be no funding of any amounts to be paid pursuant to this Excess Plan; provided, however, that nothing herein shall prevent any Participating Employer from establishing one or more grantor trusts from which benefits due under this Excess Plan may be paid in certain instances or paying benefits from a grantor trust already established to pay benefits covered by this Plan (or a prior plan whose benefits have been assumed by this Plan). All benefits shall be paid from (a) the general assets of the Participating Employer that employed a Participant immediately prior to the commencement of the Participant's Pension Plan benefit or (b) the grantor trust established by the Participating Employer for this purpose. The Participant (or his or her Beneficiary) shall have the rights of a general, unsecured creditor against such Participating Employer (but not the Company) for any distributions due hereunder. This Excess Plan constitutes a mere promise by a Participating Employer to make benefit payments in the future.

                5.2. Participant's Interest in Plan. A Participant has an interest only in the benefits to be paid pursuant to this Excess Plan. A Participant has no rights or interests in any specific funds, stock or securities. The remaining interests of a Participant or Beneficiary under this Excess Plan shall be to have this Excess Plan administered according to its terms, to receive what benefits he or she may be entitled to hereunder, and nothing in this Excess Plan shall be interpreted as a guaranty that any funds in a grantor trust or the assets of a Participating Employer will be sufficient to pay any such benefit.

ARTICLE VI
ADMINISTRATION AND INTERPRETATION

                6.1. Administration. The Administrator shall be in charge of the overall operation and administration of this Excess Plan. The Administrator has, to the extent appropriate and in addition to the powers described elsewhere in this Plan, full discretionary authority to construe and interpret the terms and provisions of the Plan; to adopt, alter and repeal administrative rules, guidelines and practices governing the Plan; to perform all acts, including the delegation of its administrative responsibilities to advisors or other persons who may or may not be employees of the Company and/or its Affiliates; and to rely upon the information or opinions of legal counsel or experts selected to render advice with respect to the Plan, as it shall deem advisable, with respect to the administration of the Plan.

                6.2. Interpretation. Except as otherwise provided herein, the terms and conditions of the Pension Plans shall apply and benefits payable under a Pension Plan shall be in accordance with the terms and conditions of the Pension Plan and nothing in this Plan shall be interpreted or operated in a manner that may affect the terms and provisions of any Pension Plan. The Administrator may take any action, correct any defect, supply any omission or reconcile any inconsistency in this Excess Plan, or in any election hereunder, in the manner and to the extent it shall deem necessary to carry this Excess Plan into effect or to carry out the Company's and /or the Participating Employers' purposes in adopting this Excess Plan. Any decision, interpretation or other action made or taken in good faith by or at the direction of the Company or the Administrator arising out of or in connection with the Excess Plan, shall be within the absolute discretion of each of them, and shall be final, binding and conclusive on the Company, all Participating Employers, and all Participants and Beneficiaries and their respective heirs, executors, administrators, successors and assigns. The Administrator's determinations hereunder need not be uniform, and may be made selectively among Eligible Employees, whether or not they are similarly situated.

                6.3. Records and Reports. The Administrator shall keep a record of proceedings and actions and shall maintain or cause to be maintained all such books of account, records, and other data as shall be necessary for the proper administration of the Plan. Such records shall contain all relevant data pertaining to individual Participants and their rights under this Plan. The Administrator shall have the duty to carry into effect all rights or benefits provided hereunder to the extent assets of the Employer are properly available.

                6.4. Payment of Expenses. The Company shall bear all expenses incurred by the Administrator in administering this Plan. If a claim or dispute arises concerning the rights of a Participant or Beneficiary to benefits under this Excess Plan, regardless of the party by whom such claim or dispute is initiated, the Company shall, upon presentation of appropriate vouchers, pay all legal expenses, including reasonable attorneys' fees, court costs, and ordinary and necessary out-of-pocket costs of attorneys, billed to and payable by the Participant or by anyone claiming under or through the Participant (such person being hereinafter referred to as the "Participant's Claimant"), in connection with the bringing, prosecuting, defending, litigating, negotiating, or settling of such claim or dispute; provided, that:

                (a) The Participant or the Participant's Claimant shall repay to the Company any such expenses theretofore paid or advanced by the Company if and to the extent that the party disputing the Participant's rights obtains a judgment in its favor from a court of competent jurisdiction from which no appeal may be taken, whether because the time to do so has expired or otherwise, and it is determined by the court that such expenses were not incurred by the Participant or the Participant's Claimant while acting in good faith; provided further, that

                (b) In the case of any claim or dispute initiated by a Participant or the Participant's Claimant, such claim shall be made, or notice of such dispute given, with specific reference to the provisions of this Plan, to the Administrator within two (2) years (three (3) years, in the event of a change in control of the Company or the subsidiary of the Company that employs the Participant through purchase or exchange of stock or assets, or by merger, or otherwise) after the occurrence of the event giving rise to such claim or dispute.

                6.5. Indemnification for Liability. The Company shall indemnify the Administrator and the employees of the Company to whom the Administrator delegates duties under this Plan, against any and all claims, losses, damages, expenses and liabilities arising from their responsibilities in connection with this Plan, unless the same is determined to be due to gross negligence or willful misconduct.

                6.6. Claims Procedure. If a claim for benefits or for participation under this Plan is denied in whole or in part, a Participant will receive written notification. The notification will include specific reasons for the denial, specific reference to pertinent provisions of this Plan, a description of any additional material or information necessary to process the claim and why such material or information is necessary, and an explanation of the claims review procedure.

                6.7. Review Procedure. Within ninety (90) days after the claim is denied, a Participant (or his duly authorized representative) may file a written request with the Administrator for a review of his denied claim. The Participant may review pertinent documents that were used in processing his claim, submit pertinent documents, and address issues and comments in writing to the Administrator. The Administrator will notify the Participant of his or her final decision in writing. In his or her response, the Administrator will explain the reason for the decision, with specific references to pertinent Excess Plan provisions on which the decision was based.

                6.8. Incompetency of Participant or Beneficiary. The Company may from time to time establish rules and procedures which it determined to be necessary for the proper administration of the Plan and the benefits payable to an individual in the event that the individual is declared incompetent and a conservator or other person legally charged with such individual's care is appointed. Except as otherwise provided herein, when the Company determines that such individual is unable to manage his or her financial affairs, the applicable Participating Employer may pay such individual's benefits to such conservator, person legally charged with such individual's care, or institution then contributing toward or providing for the care and maintenance of such individual. Any such payment shall constitute a complete discharge of any liability of the Company, the Participating Employers and this Excess Plan for such individual.

ARTICLE VII
AMENDMENT, TERMINATION AND CONTINUATION

                7.1. Amendment and Termination. The Administrator shall have the right, at any time, to amend or terminate this Excess Plan in whole or in part. The Company, upon review of the effectiveness of this Excess Plan, may at any time recommend amendments to, or termination of, the Excess Plan to the Administrator. The Administrator reserves the right, in its sole discretion, to completely terminate this Excess Plan at any time. If the Plan is completely terminated or discontinued with respect to future benefit accruals, benefits accrued shall be distributed in accordance with Article IV and may not be accelerated to provide for an earlier commencement date.

                7.2. Continuation. This Excess Plan may be continued after a sale of the assets of the Company or a Participating Employer, or a merger or consolidation of the Company or a Participating Employer into or with another corporation or entity if and to the extent that the transferee, purchaser or successor entity agrees to continue this Excess Plan. If the transferee, purchaser or successor entity does not continue this Excess Plan, then the Excess Plan shall be terminated in accordance with the provisions of Section 7.1 of this Article VII.

ARTICLE VIII
MISCELLANEOUS PROVISIONS

                8.1. Right of Employer to Take Employment Actions. The adoption and maintenance of this Excess Plan shall not be deemed to constitute a contract between the Company (including its Affiliates) and any Eligible Employee, nor to be a consideration for, nor an inducement or condition of, the employment of any person. Nothing herein contained, or any action taken hereunder, shall be deemed to give any Eligible Employee the right to be retained in the employ of the Company or its Affiliates or to interfere with the right of the Company or its Affiliates to discharge any Eligible Employee at any time, nor shall it be deemed to give to the Company or its Affiliates the right to require the Eligible Employee to remain in the employ of the Company or any of its Affiliates, nor shall it interfere with the Eligible Employee's right to terminate his or her employment at any time. Nothing in this Plan shall prevent the Company or any Affiliate from amending, modifying, or terminating any other benefit plan.

                8.2. Alienation or Assignment of Benefits. A Participant's rights and interest under this Excess Plan shall not be assigned or transferred except as otherwise provided herein, and the Participant's rights to benefit payments under this Excess Plan shall not be subject to alienation, pledge or garnishment by or on behalf of creditors (including heirs, beneficiaries, or dependents) of the Participant or of a Beneficiary.

                8.3. Right to Withhold. To the extent required by law in effect at the time a distribution is made from this Excess Plan, the Company, its Affiliates or the agents of the foregoing shall have the right to withhold or deduct from any benefit payments any taxes required to be withheld by federal, state or local governments.

                8.4. Construction. All legal questions pertaining to this Excess Plan shall be determined in accordance with the laws of the State of New York, to the extent such laws are not superseded by the Internal Revenue Code of 1986, as amended, Employee Retirement Income Security Act of 1974, as amended, or any successor, replacement or other applicable federal law.

                8.5. Headings. The headings of the Articles and Sections of this Excess Plan are for reference only. In the event of a conflict between a heading and the contents of an Article or Section, the contents of the Article or Section shall control.

                8.6. Number and Gender. Whenever any words used herein are in the singular form, they shall be construed as though they were also used in the plural form in all cases where they would so apply, and references to the male gender shall be construed as applicable to the female gender where applicable, and vice versa.

                8.7. Limitation of Liability. Notwithstanding any provision herein to the contrary, neither the Company or any Participating Employer, nor any individual acting as employee or agent of the Company or a Participating Employer shall be liable to any Participant, former Participant, Beneficiary, or any other person for any claim, loss, liability or expense incurred in connection with this Excess Plan, unless attributable to fraud or willful misconduct on the part of the Company or any Participating Employer, or any such agent of the Company or a Participating Employer.

* * * *

IN WITNESS WHEREOF, the Company and the other Participating Employers have caused this Plan to be executed in their name and on their behalf as of the ______ day of December, 2005, by their officers thereunto duly authorized.

ENERGY EAST CORPORATION
By: /s/Richard R. Benson Richard R. Benson Vice President and Chief Administrative Officer

PARTICIPATING EMPLOYERS:

Berkshire Gas Company

By:  /s/Karen L. Zink
           Karen L. Zink
           President, Treasurer and
           Chief Operating Officer

Central Maine Power Company &
utility shared services corporation

By:  /s/Sara J. Burns
           Sara J. Burns
           President

Connecticut Natural Gas Corporation &
THE Southern Connecticut Gas Company

By:  /s/Robert M. Allessio
           Robert M. Allessio
           President and Chief Executive Officer

New York State Electric & Gas Corporation &
ROCHESTER GAS AND ELECTRIC CORPORATION

By:  /s/James P. Laurito
           James P. Laurito
           President and Chief Executive Officer

ENERGY EAST MANAGEMENT CORPORATION

By: /s/Richard R. Benson Richard R. Benson Vice President and Chief Administrative Officer

APPENDIX A

Employees of the following Energy East subsidiaries who satisfy the requirements of this Excess Plan will be eligible to participate in the Excess Plan:

EIN Company Name

04-1731220 The Berkshire Gas Company
01-0042740 Central Maine Power Company
06-0383860 Connecticut Natural Gas Corporation
06-0835501 The Southern Connecticut Gas Company
15-0398550 New York State Electric & Gas Corporation
16-0612110 Rochester Gas and Electric Corporation
16-1571525 Energy East Management Corporation
02-0706408 Utility Shared Services Corporation

Appendix B

EEC SERP Participants
Robert M. Allessio
Richard R. Benson
Sara J. Burns
Kenneth M. Jasinski
Robert D. Kump
James P. Laurito
F. Michael McClain
Robert E. Rude
Angela M. Sparks-Beddoe
Wesley W. Von Schack

Former RGE SRBP Participants
Robert Bergin
Jeffrey Clark
Dennis Grandjean
John Hauber
David Irish
Mark Marini
Thomas O'Connor
Clifton Olson
James Powers
Jessica Raines
Linda Saalman
Joseph Syta
Gerard Walter